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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Registration Statement File Number 333-05693.



                                                  /s/ Arthur Andersen LLP

San Francisco, California
September 13, 1996